As filed with the Securities and Exchange Commission on
                     September   , 2000
              Registration No. 333-
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             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549
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                          FORM S-8
                REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933
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                  TIDALWAVE HOLDINGS INC.
      (Exact name of issuer as specified in its charter)
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              Florida                                65-0693777
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)
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        1831 N.E. 45th Street                           33308
        Ft. Lauderdale, Florida
   (Address of Principal Executive Offices)           (Zip Code)

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                         Consulting
                 Shares Issued For Services
                  (Full title of the Plan)
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                   Leon Kline, President
                  Tidalwave Holdings Inc.
                  1831 N.E. 45th Street
               Ft. Lauderdale, Florida 33308
           (Name and address of agent for service)
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                       (954) 255-6753
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                         copies to:
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               Richard I. Anslow & Associates
                  4400 Route 9, 2nd Floor
                     Freehold, NJ 07728
                       (732) 409-1212
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  Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
  Statement.
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                         CALCULATION OF REGISTRATION FEE
                                  Proposed        Proposed
  Title of                        maximum         maximum
  securities         Amount       Offering        aggregate           Amount of
  to be              to be        price per       offering            registration
  registered         registered   share(1)(2)     price               fee (1)
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  Common Stock,      147,059 (3)    $0.13         $19,117.67          $5.05
  $.001 par value

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  (1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on September 27, 2000, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board.
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  (2)     Estimated solely for the purpose of calculating
  the registration fee.
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  (3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named Non-Statutory Stock Option Plan being registered pursuant to this Registration Statement
  by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which
  results in an increase in the number of the Registrant's outstanding shares of Common Stock.
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  Documents Incorporated by Reference      X Yes      No
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  PART II
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  Item 3. Incorporation of Documents by Reference.
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  The following documents are incorporated by reference in this Registration Statement and made a part hereof:
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  (a)    General Form For Registration of Securities of
  Small Business issuer on Form 10-SB and all Exhibits
  thereto filed pursuant to Section 12(g) of the Exchange
  Act of 1934, as amended (the "1934 Act") (File No. 0-26187).
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  (b) the Company's Annual Report on Form 10-KSB for the
  year ended March 31, 2000 filed with the Commission on
  July 13, 2000.
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  (c)   The Company's Quarterly Report on Form 10-QSB for
  the quarter ended June 30, 2000 filed with the Commission
  on August 9, 2000.
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  (d)     All other documents filed by the Company after
  the date of this Registration Statement under Section
  13(a), 13(c), 14 and 15(d) of the 1934 Act, after the
  date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents. (a)
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  Item 4. Description of Securities.
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  Not Applicable.
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  Item 5. Interest of Named Experts and Counsel.
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  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, New Jersey 07728.   Richard I.
  Anslow, the principal of Richard I. Anslow & Associates presently owns 113,235 shares of the Company's Common
  Stock and an additional 147,059 shares of the Company's common stock are being registered for Mr. Anslow pursuant to this Form S-8 Registration Statement.
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  Item 6. Indemnification of Directors and Officers.
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  Under Florida law, a director is not personally liable
  for monetary damages to the corporation or any other
  person for any statement, vote, decision, or failure to
  act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
  (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly;
  (3) a circumstance under which an unlawful distribution
  is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest
  of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
  A corporation may purchase and maintain insurance on
  behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under
  Florida law.
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  The Company's Bylaws limit, to the maximum extent
  permitted by Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Company to the maximum extent permitted by Florida law.
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  Insofar as indemnification for liabilities arising under
  the Securities Act of 1933, as amended (the "1933 Act")
  may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised
  that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding)
  is asserted by such director, officer or controlling
  person in connection with the securities being
  registered, the Company will, unless in the opinion of
  its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such
  issue.
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  Item 7. Exemption From Registration Claimed.
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  Not Applicable.
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  Item 8. Exhibits.
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  Number  Description
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  4.1     Letter Agreement and  Consulting Agreement
          between Richard I. Anslow and the Company.
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  5.1     Consent and Opinion of Richard I. Anslow &
          Associates.
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  23.1    Consent of Earl M. Cohen, C.P.A., P.A.
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  Item 9. Undertakings.
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  The undersigned registrant hereby undertakes:
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  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
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  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
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  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set
  forth in the Registration Statement; and
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  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such information in the Registration Statement.
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  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.
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  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the
  offering.
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  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
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  (6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.
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  (7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.
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                        SIGNATURES
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  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of
  Ft. Lauderdale, State of Florida, on September 29, 2000.
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                      TIDALWAVE HOLDINGS INC.
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                      By: /s/ Leon Kline
                      ------------------------------------
                              Leon Kline
                              President, Chief Executive
                              Officer and Treasurer
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  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
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  Signatures                           Date
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  /s/ Leon Kline                       September 29, 2000
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      Leon Kline
      President, Chief Executive Officer,
      Treasurer and Director
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  /s/ James Baker                      September 29, 2000
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      James Baker
      Vice President and Secretary
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